November 19, 2003

Alan Kipust
c/o Register.com, Inc.
575 Eighth Avenue
New York, NY 10018

RE: Amendment to November 15, 2002 Offer Letter
    -------------------------------------------

Dear Alan:

This letter hereby amends the Offer Letter between you and Register.com, Inc.
(the "Company"), dated November 15, 2002 (the "Offer Letter").

Section 1. Amendments and Restatements
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Paragraph 1. Duties
This paragraph is hereby amended and restated in its entirety as follows:

1. Duties. You will be employed at will by the Company as Senior Vice President, and your duties will be as directed by the CEO or as he or she so designates.

Paragraph 2. Compensation
This paragraph is hereby amended as follows:

2. Compensation. You will be compensated at the annual rate of $200,000.00
($7,692.31 bi-weekly). This change in base compensation is effective September
23, 2003, and will appear in your paycheck beginning on November 24, 2003.

Paragraph 3. Bonus
This paragraph is hereby amended and restated in its entirety as follows:

3. Bonus. Commencing with the year ending December 31, 2003, with performance at a "meets expectations" (or its equivalent) rating or better, it is understood and accepted that your annual bonus will be at least $50,000. In the event the
Company terminates your employment without Cause prior to the payment by the
Company of bonuses for any particular fiscal year, you will be eligible to receive a pro rated bonus based upon the

number of months you worked in that fiscal year, and taking into account your performance and the Company's performance for that year. For purposes of this letter agreement, "Cause" is defined as (i) your breach of the terms of your employment proprietary information agreement; (ii) your commission of any felony or any crime involving moral turpitude; (iii) your breach of a fiduciary duty or material policy of the Company; (iv) your commission of a dishonest act or common law fraud against the Company; (v) gross negligence or willful misconduct in connection with your position, (vi) your continual failure or refusal to perform any duties reasonably required in the course of your employment; (vii)
your refusal to take or fail to satisfactorily complete any screening test for illegal drugs and controlled substances that may be administered; or (viii) your engagement in misconduct in bad faith which is materially injurious to the
Company.

Section 2. Miscellaneous
------------------------

The Offer Letter shall remain in full force and effect except as modified hereby. You acknowledge and agree that the Offer Letter as hereby amended represents the complete understanding of the terms of your employment and you are not relying on any discussions or agreements outside of the Offer Letter as hereby amended.

If the above accurately reflects our agreement, kindly so signify by signing the enclosed copy of this letter in the space provided below and returning it to the undersigned.

Alan Kipust                                       Register.com, Inc.

/s/ Alan Kipust                                   /s/ Peter Forman

                                                  Peter Forman
                                                  President & CEO